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                                                                    EXHIBIT 99.5

                                  INSTRUCTIONS

       INSTRUCTION TO REGISTERED HOLDER AND/OR DTC PARTICIPANT FROM OWNER
         OF CHEVRON PHILLIPS CHEMICAL COMPANY LLC AND CHEVRON PHILLIPS
                     CHEMICAL COMPANY LP 7% NOTES DUE 2011

     The undersigned acknowledges receipt of the Prospectus dated           ,
2001 (the "Prospectus") of Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC") and Chevron Phillips Chemical Company LP, a Delaware limited partnership (the "LP" and together with the LP, the "Company"), and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer").

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

     $ ------ of the Outstanding Notes.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

     $ ------ of the Outstanding Notes.

     [ ] NOT TENDER any Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.
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                                   SIGN HERE

Name of Beneficial Owner(s):
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Signatures(s):
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Name(s) (please print):
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Address(es):
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Area Code and Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Date:
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